UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2018

VerifyMe, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-31927	23-3023677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clinton Square, 75 S. Clinton Ave, Suite 510 Rochester, NY		14604
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (585)-736-9400

_____________________________________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by VerifyMe, Inc. (the “Company”) on June 19, 2018 (the “Original 8-K”). The Original 8-K was filed with the Securities and Exchange Commission (the “SEC”) to report the results of the matters submitted to a vote by the Company’s shareholders at the Company’s 2018 Annual Meeting of Shareholders held on June 14, 2018 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Company’s decision as to how frequently the Company will conduct future shareholder advisory votes regarding named executive officer compensation. Except as set forth herein, no other modifications have been made to the Original 8-K.

ITEM 5.07           Submission of Matters to a Vote of Security Holders

(d) At the Annual Meeting, the Company’s shareholders voted on, among other matters, an advisory proposal concerning the frequency of future advisory votes on named executive officer compensation. As reported in the Original 8-K, the Company’s shareholders approved, on an advisory basis, “three years” as the frequency for holding an advisory vote on the compensation of the Company’s named executive officers. Consistent with the recommendation of the Board of Directors of the Company as set forth in the Company’s proxy statement filed with the SEC on April 30, 2018 and the vote of the Company’s shareholders on this proposal at the Annual Meeting, the Company intends to hold the advisory vote on the compensation of the Company’s named executive officers every three years. The Company intends to continue holding such votes annually until the next required vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VerifyMe, Inc.

Date: September 25, 2018	By:	/s/ Patrick White
	Name:	Patrick White
	Title:	Chief Executive Officer